UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 Or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 14, 2020

GB Sciences, Inc.

(Exact name of Registrant as specified in its charter)

Nevada (State or other Jurisdiction of Incorporation or organization)	000-55462 (Commission File Number)	59-3733133 (IRS Employer I.D. No.)

3550 W. Teco Avenue

Las Vegas, NV 89118

(Address of Principal Executive Offices) (Zip Code)

(844) 843-2569

Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule l 4a- l 2 under the Exchange Act ( 17 CFR 240. l 4a- l 2)

☐            Pre-commencement communications pursuant to Rule l 4d-2(b) under the Exchange Act (17 CFR 240. l 4d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240. l 3e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.

On September 23rd, GB Sciences received a Notice of Allowance from the United States Patent and Trademark Office (USPTO) for claims protecting their Cannabinoid Containing Complex Mixtures (CCCMs) for the Treatment of Mast Cell Activation Syndrome (MCAS). On October 7th, the Company paid the patent issue fee and anticipates that the patent, with claims protecting its MCAS therapeutics, will be issued within 3 to 12 weeks. This patent is owned by the Company’s Canadian entity, GBS Global Biopharma, Inc. (GBS).

The Notice of Allowance signifies that claims of the patent application were reviewed successfully and that the claims were found patentable. In addition, GBS has filed a continuation application to protect and advance other therapeutic mixtures described in the allowed patent application. The application, entitled “Cannabinoid-Containing Complex Mixtures for the Treatment of Mast Cell-Associated or Basophil-Mediated Inflammatory Disorders” was originally filed on January 31, 2018  and describes CCCMs that can be used for the treatment of Crohn's disease, Inflammatory Bowel Disease (IBD), Irritable Bowel Syndrome (IBS), rheumatoid arthritis, osteoarthritis, allergic asthma, Chronic Obstructive Pulmonary Disease (COPD), psoriasis, eczema, urticarias, dermatitis, mastocytosis, or anaphylactic sting.  Claims for these additional indications will be examined by the USPTO in the future.

MCAS is a severe immunological condition in which mast cells inappropriately and excessively release inflammatory mediators, resulting in a range of severe chronic hyperinflammatory symptoms and life-threatening anaphylaxis attacks. There is no single recommended treatment for MCAS patients. Instead, patients, with their doctor’s guidance, attempt to manage MCAS symptoms primarily by avoiding ‘triggers’ and using rescue medicines for their severe hyperinflammatory attacks. Therefore, MCAS patients need new therapeutic options to control their mast cell related symptoms, and the Company’s CCCM™ were designed to simultaneously control multiple inflammatory pathways within mast cells as a comprehensive treatment option.

Our company is strategically targeting MCAS for two additional reasons. By focusing on a rare disease with no known cure, our company can apply for the U.S. Food and Drug Administration’s expedited approval process, which allows clinically successful treatments to get to market both quicker and more cost effectively. Gaining approval from the US FDA for the entire anti-inflammatory market would be extremely time consuming and cost prohibitive. Demonstrating that our CCCM™ are safe for the treatment of MCAS would favorably position our Company for clinical testing of these CCCM™ as potential treatments for other related inflammatory disorders, such as inflammatory bowel disease, thereby widening the target market and drastically shortening the development cycle and costs.

SIGNATURE PAGE

Pursuant to the requirement of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GB Sciences, Inc. a Nevada corporation

Dated: October 14, 2020	By:	/s/ John Poss
John Poss
Chief Executive Officer